Exhibit 24

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints DENNIS E. O’REILLY, JASMINA THEODORE BOULANGER and PETER R. KOLYER, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power to them and each of them (including the full power of substitution and resubstitution) to sign for him and in his name and in the capacity or capacities indicated below (1) a Registration Statement on Form S-8 to be filed by Conexant Systems, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), 363,055 shares of Common Stock, par value $.01 per share, of the Company (including the associated preferred share purchase rights) to be delivered under the Company’s Directors Stock Plan and (2) any and all amendments (including post-effective amendments) and supplements thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Dwight W. Decker ————————————— Dwight W. Decker /s/ Donald R. Beall ————————————— Donald R. Beall /s/ Ralph J. Cicerone ————————————— Ralph J. Cicerone	Chairman of the Board and Chief Executive Officer (principal executive officer) and Director Director Director	December 1, 2003 December 1, 2003 October 21, 2003

Signature	Title	Date

/s/ F. Craig Farrill
—————————————
F. Craig Farrill

/s/ Balakrishnan S. Iyer
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Balakrishnan S. Iyer

/s/ D. Scott Mercer
—————————————
D. Scott Mercer

/s/ Jerre L. Stead
—————————————
Jerre L. Stead

/s/ J. Scott Blouin
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J. Scott Blouin	Director Director Director Director Senior Vice President and Chief Financial Officer (principal accounting officer and principal financial officer)	December 1, 2003 December 1, 2003 December 1, 2003 December 1, 2003 December 1, 2003